Exhibit 99.1

For Immediate Release:
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       4net Software Announces the Divestiture of Web Hosting Clients and
                     Continues to Reduce Operating Expenses

             4netSoftware Continues to Actively Pursue Merger and/or
                           Acquisition Opportunities

Ridgefield, CT -- September 26, 2002 -- 4net Software, Inc. (OTC BB: FNSI) today announced that it has assigned the servicing of its remaining web hosting clients to The New England Computer Group, Inc. (NECG) www.necgnet.com, a full service technology consulting firm. NECG specializes in designing, implementing and supporting automated systems on Local and Wide Area Networks focusing on businesses in the tri-state area of Connecticut, New York, New Jersey. Frank Ballatore, President of NECG, stated, "We are very excited to provide 4netSoftware customers with web hosting, programming and quality support." While the Company expects to receive nominal revenues from the relationship with NECG, the Company expects to obtain significant savings in expenses and overhead.


Additionally, 4netSoftware has implemented various cost cutting measures in order to reduce operating expenses, such as negotiating a reduction of rent for its office space and the elimination of officer salaries effective October 1, 2002. 4netSoftware continues to actively pursue merger and/or acquisition opportunities in order to increase shareholder value and enhance liquidity. "In this challenging business climate, we are aggressively pursuing potential acquisition prospects. We appreciate the continued support from the 4netSoftware shareholders," said Steven N. Bronson, President and CEO of 4net Software.

4net Software, Inc. (OTC BB: FNSI), 4net Software is engaged in identifying, investigating and, if investigation warrants, acquiring and/or merging with a company that will enhance 4net Software's revenues and increase shareholder value.

Certain of the statements contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Factors that could contribute to the uncertainty of forward-looking statements include, but are not limited to, competition for acquisitions, successful integration of acquired companies, general economic factors and the ability to obtain financing. 4net Software, Inc. undertakes no obligation to update publicly any forward-looking statements.

For Investor information regarding 4net Software, please contact:

Steven N. Bronson, President
4net Software, Inc.
10 South Street, Suite 202
Ridgefield, Connecticut  06877
telephone: 203-894-9755
fax:  (203) 894-9755